Exhibit 4.4


                                                   STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                             DELIVERED 03:21 PM 06/16/2003
                                               FILED 03:08 PM 06/16/2003
                                             SRV 030395906 - 2097382 FILE

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               WLS HOLDINGS, INC.

                                      INTO

                                 USA INTERACTIVE

                         (Pursuant to Section 253 of the
                      General Corporation Law of Delaware)

      USA Interactive, a corporation organized and existing under the laws of Delaware (the "Corporation"), does hereby certify:

      FIRST:    That the Corporation owns all of the outstanding
shares of the only class of stock of WLS Holdings, Inc., a Delaware corporation ("Merger Sub").

      SECOND: That the Corporation, by the following resolutions of its Executive Committee of the Board of Directors of the Corporation (the "Committee"), dated as of June 4, 2003 and unanimously adopted by the Committee, determined to merge said Merger Sub into itself (the "Merger").

           RESOLVED, that Merger Sub be merged into the Corporation and that, upon the effectiveness of such merger, the Corporation shall assume all of the liabilities and obligations of Merger Sub.

           RESOLVED, that said merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or, if later, at such time as specified in the Certificate of Ownership and Merger.

           RESOLVED, that, upon effectiveness of said merger, Article I of the Restated Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

                                   "ARTICLE I

                 The name of the corporation is InterActiveCorp"

           RESOLVED, that the proper officers of the Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to such merger and to change the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of the State of

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      Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, that may be necessary or proper to effect said merger and change of name.

      THIRD:    The merger shall be effective on June 20, 2003.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer on this 16th day of June, 2003.

                               USA Interactive


                               By:       /S/ David Ellen
                                   -------------------------------
                                   Name: David Ellen
                                   Title:Vice President, Acting General
                                         Counsel and Secretary



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                                                   STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                             DELIVERED 02:27 PM 06/19/2003
                                               FILED 02:03 PM 06/19/2003
                                             SRV 030406081 - 2097382 FILE


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                               WLS HOLDINGS, INC.
                                      INTO
                                 USA INTERACTIVE


      Pursuant to Section 103(d) of the Delaware General Corporation Law, USA Interactive, a Delaware corporation, hereby certifies that:

           FIRST: The Certificate of Ownership and Merger merging WLS Holdings, Inc. into USA Interactive (the "Certificate of Merger") was filed with the Secretary of State of the State of Delaware on June 16, 2003.

           SECOND: The Certificate of Merger provided that the merger would become effective on June 20, 2003.

           THIRD: Article Third of the Certificate of Merger is hereby amended to change the effective date as follows:

                THIRD:  The merger shall be effective on June
                23, 2003 at 7:00 a.m.

      IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer this 19th day of June, 2003.

                               USA INTERACTIVE



                               By:    /s/ David Ellen
                                  ---------------------------------------------
                                    Name: David Ellen
                                    Title: Vice President, Acting General
                                           Counsel and Secretary